UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 27, 2025

FREIGHT TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

British Virgin Islands	001-38172	47-5429768
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2001 Timberloch Place, Suite 500, The Woodlands, TX	77380
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (773) 905-5076

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary Shares, no par value	FRGT	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03. Amendments to Articles of Incorporation or Bylaws

As previous disclosed on January 17, 2025, Freight Technologies, Inc. (the “Company”) received a deficiency notice from the Nasdaq Capital Market (“Nasdaq”) notifying the Company that it was not in compliance with Nasdaq Listing Rule 5550(b)(1), which requires companies listed on the Nasdaq to maintain a minimum of $2,500,000 in stockholders’ equity (the “Minimum Stockholders’ Equity Requirement”). After the sale of $3,000,000 of Series A4 preferred share, par value $0.0001 per share (the “Preferred Shares”) with certain accredited investors, which closed on February 3, 2025, and the issuance of $5,200,000 of Preferred Shares to Fetch Compute, Inc. in exchange for 11,300,000 FET tokens pursuant to a securities purchase agreement, dated as of March 31, 2025, the Company reported total shareholders’ equity of $6,159,098 as of March 31, 2025. However, a floor price reset provision within the Preferred Shares’ right to convert into ordinary shares of the Company, no par value per share (the “Ordinary Shares”) was determined to potentially conflict with compliance with the Minimum Stockholders’ Equity Requirement.

On June 27, 2025, following approval by the Company’s board of directors, the Company filed an Amended and Restated Memorandum and Articles of Association with the Registrar of Corporate Affairs in the British Virgin Islands (the “Amended and Restated M&A”), which became effective immediately upon filing. The Amended and Restated M&A includes, among other things, provisions for the immediate conversion of each Preferred Share into Ordinary Shares, at the option of the holder. The conversion price for each Preferred Share is the greater of (i) the lowest daily volume weighted average price (VWAP) of the Ordinary Shares during the seven consecutive trading days immediately preceding the conversion date, and (ii) a floor price equal to 20% of the closing price of the Ordinary Shares on the trading day immediately preceding the issuance of such Preferred Share (the “the Series A4 Conversion Price Floor”). The amendment to the Series A4 Conversion Price Floor removes the floor price reset on every sixth month anniversary of the issuance of the Preferred Shares, and thereby supports Preferred Share compliance with the Minimum Stockholders’ Equity Requirement.

The foregoing descriptions of the Amended and Restated M&A do not purport to be complete and is qualified in its entirety by reference to the full text of the Amended and Restated M&A, a copy of which is filed as Exhibit 3.1 hereto and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
3.1	Amended and Restated Memorandum and Articles of Association dated as of June 27, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 27, 2025	Freight Technologies, Inc.

/s/ Javier Selgas
Name: Javier Selgas
Title: Chief Executive Officer